As filed with the Securities and Exchange Commission on October 14, 2011

Registration No. 333-121994

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AQUA SOCIETY, INC.
(Exact name of registrant as specified in its charter)

NEVADA	52-2357931
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Langenbochumer Strasse 393,
Herten 45701, Germany	___________
(Address of Principal Executive Offices)	(Zip Code)

2004 STOCK INCENTIVE PLAN
(Full Title of the Plan)

CAMLEX MANAGEMENT (NEVADA) INC.
8275 Eastern Avenue, Suite 200
Las Vegas, NV 89123
(Name and Address of Agent for Service)

(702) 990-8800
(Telephone Number, including area code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [ x ]

DEREGISTRATION OF SECURITIES

Aqua Society, Inc. (the “Company”) originally filed a Registration Statement on Form S-8, File Number 333-121994, with the Securities and Exchange Commission on January 12, 2005 (the “Registration Statement”) pursuant to which the Company registered for issuance under the Company’s 2004 Stock Incentive Plan an aggregate of 10,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Securities”).

On October 14, 2011, the board of directors of the Company terminated the 2004 Stock Incentive Plan as all options previously granted under the 2004 Stock Incentive Plan have been exercised, expired or otherwise terminated.

This Post-Effective Amendment No.1 to the Registration Statement is being filed to deregister 9,785,000 shares of the Company’s common stock which is equal to all of the Securities that remain unsold thereunder as of the date hereof. Accordingly, the Company hereby withdraws these 9,785,000 shares of the Company’s common stock from registration under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Herten, Germany, on October 14, 2011.

AQUA SOCIETY, INC.

By:	/s/ Hubert Hamm
Hubert Hamm
Chief Executive Officer, President, Secretary and Director
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Frank Iding as his or her true and lawful attorneys-in-fact and agent with full power of substitution and re-substitution for and in his or her name, place and stead, in any and all capacities, to sign on his or her behalf any or all amendments to this Registration Statement (including post-effective amendments or any abbreviated registration statements and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought) and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, with full power and authority to do and perform each and every act and thing necessary or advisable to be done in connection therewith, as fully to all intents and purposes as he or her might or could do in person hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the registrant's Registration Statement on Form S-8 has been signed below by the following person in the capacities and on the date indicated.

Signature	Title	Date

/s/ Hubert Hamm	Chief Executive Officer, President, Secretary and Director (Principal Executive Officer)	October 14, 2011
HUBERT HAMM

/s/ Frank Iding	Chief Financial Officer, Treasurer and Director (Principal Financial Officer)	October 14, 2011
FRANK IDING